UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) November 6, 2012

Pennsylvania Real Estate Investment Trust

(Exact Name of Registrant as Specified in its Charter)

Pennsylvania	1-6300	23-6216339
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

The Bellevue, 200 S. Broad Street, Philadelphia, Pennsylvania		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 875-0700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 6, 2012, a subsidiary of Pennsylvania Real Estate Investment Trust (the “Company”) entered into a purchase and sale agreement with Rubenstein Real Estate Co., LC (Overland Park, Kansas)(“Rubenstein”), for the sale of the Company’s interests in Paxton Towne Centre, a 717,000 square foot power center located in Harrisburg, Pennsylvania. The purchase price is $76.8 million, subject to adjustments and excluding closing costs. The current mortgage loan secured by this property has a balance of $50.0 million. The Company intends to use the net proceeds of the sale, after closing costs, to repay this mortgage loan and to use the remainder to repay a portion of the borrowings under the 2010 Credit Facility. The transaction is expected to be completed by December 31, 2012.

The purchase and sale agreement contains representations and warranties by the seller customary for transactions of this nature, contains customary buyer due diligence provisions, and contains other customary terms and conditions, including customary closing conditions. At the expiration of the buyer’s due diligence period specified in the agreement, Rubenstein will have to make a $2.0 million deposit. Because the transaction remains subject to the buyer due diligence provisions and certain other closing conditions, there can be no assurance that the property will be sold or will be sold on the terms described herein.

Forward Looking Statements

This Current Report on Form 8-K contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2010 Credit Facility; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; recent changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short- and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors” and in our Quarterly Reports on Form 10-Q. We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNSYLVANIA REAL ESTATE INVESTMENT TRUST

Date: November 8, 2012	By:	/s/ Bruce Goldman
Bruce Goldman
Executive Vice President and General Counsel